    Exhibit 99.1

Macy’s, Inc. Reports Second Quarter 2025 Results

Macy’s, Inc. net sales and Adjusted diluted EPS exceeded guidance
Macy’s, Inc. delivered best comparable sales1 growth in 12 quarters
Macy’s go-forward business2 achieved comparable sales growth driven by Reimagine 125 locations
Bloomingdale’s and Bluemercury again delivered comparable sales growth

NEW YORK—September 3, 2025— Macy’s, Inc. (NYSE: M) today reported financial results for the second quarter of 2025 and raised its annual net sales and Adjusted diluted earnings per share (“EPS”) guidance.

Second Quarter Highlights
•Macy’s, Inc. achieved net sales of $4.8 billion, exceeding the company’s guidance.
•Macy’s, Inc. delivered GAAP diluted EPS of $0.31; Adjusted diluted EPS of $0.41, above the company’s guidance.
•Macy’s, Inc. reported comparable sales up 0.8% on an owned basis and up 1.9% on a comparable owned-plus-licensed-plus-marketplace (“O+L+M”) basis, above the company’s guidance, benefiting from positive comparable sales across nameplates.
•Macy’s Reimagine 125 locations achieved comparable sales growth of 1.1% on an owned basis and up 1.4% on an owned-plus-licensed (“O+L”) basis, continuing to outperform the broader Macy’s nameplate.
•Bloomingdale’s posted its fourth consecutive quarter of growth with comparable sales up 3.6% on an owned basis and increasing 5.7% on an O+L+M basis.
•Bluemercury reported comparable sales growth of 1.2%, its 18th consecutive quarter of gains.
•The company returned $100 million to shareholders including $50 million in quarterly dividends and $50 million in share repurchases.

“Our teams achieved better than expected top- and bottom-line results during the second quarter, driven by our strongest comparable sales growth in 12 quarters, reflecting the strong performance in Macy’s Reimagine 125 locations, Bloomingdale’s and Bluemercury,” said Tony Spring, chairman and chief executive officer of Macy’s, Inc. “Our performance highlights the advantages of being a multi-brand, multi-category, omni-channel retailer. The substantive, enterprise-wide improvements across our business, with a strong focus on customer experience, give us further confidence that our Bold New Chapter initiatives can drive sustainable, long-term profitable growth.”

Second Quarter Results (comparisons are to the second quarter of 2024)
Macy’s, Inc. net sales, inclusive of store closures, decreased 2.5%3 to $4.8 billion, with comparable sales up 0.8% on an owned basis and up 1.9% on an O+L+M basis. Comparable sales reflect positive comparable sales at each of the company’s nameplates.

Macy’s, Inc. go-forward business comparable sales were up 1.1% on an owned basis and up 2.2% on an O+L+M basis. By nameplate:
•Macy’s net sales, inclusive of store closures, were down 3.8%3. Comparable sales were up 0.4% on an owned basis and up 1.2% on an O+L+M basis. Macy’s go-forward business comparable sales were up 0.7% on an owned basis and up 1.5% on an O+L+M basis.
◦Reimagine 125 locations comparable sales were up 1.1% on an owned basis and up 1.4% on an O+L basis.
•Bloomingdale’s net sales were up 4.6%. Comparable sales were up 3.6% on an owned basis and up 5.7% on an O+L+M basis.

•Bluemercury net sales were up 3.3%. Comparable sales were up 1.2% on an owned basis.
Other revenue of $187 million increased $28 million, or 17.6%. Within Other revenue:
•Credit card net revenues increased $28 million, or 22.4%, to $153 million.
•Macy’s Media Network net revenue remained flat at $34 million.
Gross margin rate of 39.7% declined 80 basis points, reflecting proactive markdowns on remaining early Spring product to maintain healthy inventories and product bought under prior tariff rates.
Selling, general and administrative (“SG&A”) expense of $1.9 billion decreased $29 million, reflecting the net impact of the benefit from closed Macy’s locations and cost containment efforts partially offset by investments in the company’s go-forward business, including the Reimagine 125 locations and Bloomingdale’s. As a percent of total revenue, SG&A expense increased 20 basis points to 38.9% driven by lower net sales.

Asset sale gains were $16 million compared to $36 million.
GAAP net income was $87 million, or 1.7% of total revenue, and Adjusted net income was $113 million, or 2.3% of total revenue. In the second quarter of 2024, net income was $150 million, or 2.9% of total revenue, and Adjusted net income was $149 million, or 2.9% of total revenue.
GAAP and Adjusted diluted EPS were $0.31 and $0.41, respectively. In the second quarter of 2024, GAAP and Adjusted diluted EPS were both $0.53.
Adjusted earnings before interest, taxes, and depreciation and amortization (“EBITDA”) was $393 million, or 7.9% of total revenue, and Core Adjusted EBITDA4 was $377 million, or 7.5% of total revenue. In the second quarter of 2024, Adjusted EBITDA was $438 million, or 8.6% of total revenue, and Core Adjusted EBITDA was $402 million, or 7.9% of total revenue.
Balance Sheet and Liquidity
Merchandise inventories decreased 0.8% year-over-year.

The company ended the second quarter of 2025 with cash and cash equivalents of $829 million and had $2.0 billion of available borrowing capacity under its asset-based credit facility. During July and August 2025, the company completed a series of financing transactions to further fortify its balance sheet, increase financial flexibility and modestly reduce leverage, which resulted in a net reduction of long-term debt of approximately $340 million. The net reduction of long-term debt reflects the issuance of $500 million in new senior unsecured notes due 2033, and the repayment of approximately $840 million of certain outstanding notes and debentures, using proceeds from the issuance and cash on hand. As a result of these actions, the company has no material long-term debt maturities until 2030.

As of the end of the second quarter of 2025, total debt was $2.6 billion, which included $194 million of redeemed debt included in the aforementioned actions that did not settle until August 28, 2025.

Shareholder Returns

Through its quarterly dividend, the company returned $50 million in cash to shareholders in the second quarter of 2025, and $100 million in the first half of 2025. Additionally, on August 22, 2025, Macy’s, Inc.’s board of directors declared a regular quarterly dividend of 18.24 cents per share on Macy’s, Inc.’s common stock, payable on October 1, 2025 to shareholders of record at the close of business on September 15, 2025.

During the second quarter of 2025, the company repurchased 4.0 million of its shares for $50 million, bringing total repurchases in the first half of 2025 to 12.6 million shares for $151 million. The company had approximately $1.2 billion remaining under its $2.0 billion share repurchase authorization as of the end of the second quarter of 2025.

1: Comparable sales, unless otherwise specified, refers to both owned and O+L+M sales, to the extent applicable.
2: Inclusive of go-forward locations and digital, unless otherwise specified. For Macy’s, Inc. this reflects go-forward locations and digital across all three nameplates.
3: Reflects the impact of fiscal 2024 store closures, primarily Macy’s nameplate locations, which contributed approximately $170 million in the second quarter of 2024.
4: Defined as Adjusted EBITDA excluding asset sale gains.

2025 Guidance

The company has revised its annual guidance, including raising net sales and adjusted diluted EPS guidance, to reflect second quarter of 2025 performance and the anticipated gross margin impact of current tariffs in the third and fourth quarters. Consistent with prior expectations, full year guidance also assumes the consumer is more choiceful in the second half of 2025 and provides flexibility to respond to the competitive promotional landscape. The company is confident that its strong financial position, diverse brand and category offerings, and range from off-price to luxury provide flexibility to adapt to the evolving environment. The company remains committed to the Bold New Chapter strategy and reinvesting most of the savings from the strategy to support long-term sales growth.

The full outlook for 2025, including third quarter of 2025, can be found in the presentation posted to www.macysinc.com/investors. For Macy’s, Inc. the company expects:

	Guidance as of September 3, 2025	Guidance as of May 28, 2025
Net sales*	$21.15 billion to $21.45 billion	$21.0 billion to $21.4 billion
Comparable owned-plus-licensed-plus-marketplace sales change	Down ~1.5% to down ~0.5% versus 2024	Down ~2.0% to down ~0.5% versus 2024
Go-forward business comparable owned-plus-licensed-plus-marketplace sales change	Down ~1.5% to ~flat versus 2024	Down ~2.0% to ~flat versus 2024
Adjusted EBITDA as a percent of total revenue	Unchanged	7.4% to 7.9%
Core Adjusted EBITDA as a percent of total revenue	Unchanged	7.0% to 7.5%
Adjusted diluted earnings per share**	$1.70 to $2.05	$1.60 to $2.00
*: Reflects the impact of fiscal 2024 store closures, primarily Macy’s nameplate locations, which contributed approximately $700 million of annual net sales.
**: The impact of any potential future share repurchases associated with the company’s current share repurchase authorization is not considered within guidance.

The company does not provide reconciliations of the forward-looking non-GAAP measures of comparable
O+L+M sales change, Adjusted EBITDA as a percent of total revenue, Core Adjusted EBITDA as a percent of total revenue and adjusted diluted EPS to the most directly comparable forward-looking GAAP measures, and is unable to address the probable significance to future results of any items excluded from these measures, because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. See Important Information Regarding Non-GAAP Financial Measures.

Conference Call and Webcasts
A webcast of Macy's, Inc.’s call with analysts and investors to report its second quarter of 2025 sales and earnings will be held today (September 3, 2025) at 8:00 a.m. ET. Macy’s, Inc.’s webcast, along with the associated presentation, is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call 1-877-407-0832. A replay of the conference call will be available on the company’s website or by calling 1-877-660-6853, using passcode 13754685, about two hours after the conclusion of the call. Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/newsroom.
Important Information Regarding Financial Measures
Please see the final pages of this news release for important information regarding the calculation of the company’s non-GAAP financial measures.

About Macy’s, Inc.
Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers. For more information, visit macysinc.com.
Forward-Looking Statements
All statements in this release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s, Inc. management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s, Inc.’s ability to successfully implement its Bold New Chapter strategy, including the ability to realize the anticipated benefits associated with the strategy, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, conditions to, or changes in the timing of proposed real estate and other transactions, declines in credit card revenues, possible systems failures and/or security breaches, Macy’s, Inc.’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, regional political and economic conditions, the effect of trade policies and tariffs, including changes thereto, the effect of weather, inflation, inventory shortage, and labor shortages, the potential for the incurrence of charges in connection with the impairment of tangible and intangible assets, including goodwill, the amount and timing of future dividends and share repurchases, our ability to execute on our strategies and achieve expectations related to environmental, social, and governance matters, and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended February 1, 2025. Macy’s, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Media – Chris Grams
communications@macys.com
Investors – Pamela Quintiliano
investors@macys.com

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	13 Weeks Ended August 2, 2025			13 Weeks Ended August 3, 2024
	$	% to Net sales	% to Total revenue	$	% to Net sales	% to Total revenue
Net sales	$4,812			$4,937
Other revenue (Note 2)	187	3.9%		159	3.2%
Total revenue	4,999			5,096
Cost of sales	(2,900)	(60.3%)		(2,938)	(59.5%)
Selling, general and administrative expenses	(1,944)		(38.9%)	(1,973)		(38.7%)
Gains on sale of real estate	16		0.3%	36		0.7%
Impairment, restructuring and other (costs) benefits	(22)		(0.4%)	1		—%
Operating income	149		3.0%	222		4.4%
Benefit plan income, net	4			4
Interest expense, net	(25)			(31)
Loss on extinguishment of debt	(13)			—
Income before income taxes	115			195
Federal, state and local income tax expense (Note 3)	(28)			(45)
Net income	$87			$150
Basic earnings per share	$0.32			$0.54
Diluted earnings per share	$0.31			$0.53
Average common shares:
Basic	271.8			277.7
Diluted	275.9			281.6
End of period common shares outstanding	267.6			277.4
Supplemental Financial Measures:
Gross Margin (Notes 4)	$1,912	39.7%		$1,999	40.5%
Depreciation and amortization expense	$218			$213

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	26 Weeks Ended August 2, 2025			26 Weeks Ended August 3, 2024
	$	% to Net sales	% to Total revenue	$	% to Net sales	% to Total revenue
Net sales	$9,411			$9,783
Other revenue (Note 2)	380	4.0%		313	3.2%
Total revenue	9,791			10,096
Cost of sales	(5,695)	(60.5%)		(5,884)	(60.1%)
Selling, general and administrative expenses	(3,856)		(39.4%)	(3,884)		(38.5%)
Gains on sale of real estate	32		0.3%	37		0.4%
Impairment, restructuring and other costs	(30)		(0.3%)	(19)		(0.2%)
Operating income	242		2.5%	346		3.4%
Benefit plan income, net	8			8
Interest expense, net	(51)			(62)
Loss on extinguishment of debt	(17)			—
Income before income taxes	182			292
Federal, state and local income tax expense (Note 3)	(58)			(80)
Net income	$124			$212
Basic earnings per share	$0.45			$0.77
Diluted earnings per share	$0.44			$0.75
Average common shares:
Basic	274.7			276.9
Diluted	278.3			281.3
End of period common shares outstanding	267.6			277.4
Supplemental Financial Measures:
Gross Margin (Notes 4)	$3,716	39.5%		$3,899	39.9%
Depreciation and amortization expense	$437			$429

MACY’S, INC.
Consolidated Balance Sheets (Unaudited) (Note 1)
(millions)

	August 2, 2025	February 1, 2025	August 3, 2024
ASSETS:
Current Assets:
Cash and cash equivalents	$829	$1,306	$646
Receivables	211	303	268
Merchandise inventories	4,342	4,468	4,378
Prepaid expenses and other current assets	430	385	403
Income taxes receivable	13	17	47
Total Current Assets	5,825	6,479	5,742
Property and Equipment – net	4,903	5,070	5,234
Right of Use Assets	2,210	2,243	2,345
Goodwill	828	828	828
Other Intangible Assets – net	423	425	428
Other Assets	1,362	1,357	1,291
Total Assets	$15,551	$16,402	$15,868
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt (Note 5)	$194	$6	$6
Merchandise accounts payable	1,818	1,893	1,871
Accounts payable and accrued liabilities	2,195	2,625	2,127
Income taxes payable	12	—	—
Total Current Liabilities	4,219	4,524	4,004
Long-Term Debt	2,432	2,773	2,993
Long-Term Lease Liabilities	2,855	2,927	3,013
Deferred Income Taxes	723	724	725
Other Liabilities	871	902	932
Shareholders' Equity	4,451	4,552	4,201
Total Liabilities and Shareholders’ Equity	$15,551	$16,402	$15,868

MACY’S, INC.
Consolidated Statements of Cash Flows (Unaudited) (Notes 1 and 6)
(millions)

	26 Weeks Ended August 2, 2025	26 Weeks Ended August 3, 2024
Cash flows from operating activities:
Net income	$124	$212
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment, restructuring and other costs	30	19
Depreciation and amortization	437	429
Benefit plans	1	1
Stock-based compensation expense	28	28
Gains on sale of real estate	(32)	(37)
Amortization of financing costs and premium on acquired debt	6	5
Deferred income taxes	(1)	(35)
Changes in assets and liabilities:
Decrease in receivables	92	25
Decrease in merchandise inventories	123	39
Increase in prepaid expenses and other current assets	(54)	(10)
Decrease in merchandise accounts payable	(35)	(32)
Decrease in accounts payable and accrued liabilities	(405)	(369)
Increase (decrease) in current income taxes	9	(88)
Change in other assets and liabilities	(68)	(50)
Net cash provided by operating activities	255	137
Cash flows from investing activities:
Purchase of property and equipment	(179)	(271)
Capitalized software	(164)	(161)
Proceeds from disposition of assets, net	75	51
Other, net	6	8
Net cash used by investing activities	(262)	(373)
Cash flows from financing activities:
Debt issued	500	—
Debt issuance costs	(13)	—
Debt repaid	(651)	(1)
Debt repurchase premium and expenses	(11)	—
Dividends paid	(100)	(96)
Decrease in outstanding checks	(47)	(55)
Acquisition of treasury stock	(149)	—
Net cash used by financing activities	(471)	(152)
Net decrease in cash, cash equivalents and restricted cash	(478)	(388)
Cash, cash equivalents and restricted cash beginning of period	1,310	1,037
Cash, cash equivalents and restricted cash end of period	$832	$649

MACY’S, INC.
Consolidated Financial Statements (Unaudited)
Notes:
(1)As a result of the seasonal nature of the retail business, the results of operations for the 13 and 26 weeks ended August 2, 2025 and August 3, 2024 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.
(2)Other Revenue is inclusive of the following amounts. All amounts in millions except percentages.

	13 Weeks Ended August 2, 2025		13 Weeks Ended August 3, 2024
	$	% to Net sales	$	% to Net sales
Credit card revenues, net	$153	3.2%	$125	2.5%
Macy's Media Network revenue, net	34	0.7%	34	0.7%
Other Revenue	$187	3.9%	$159	3.2%

Net Sales	$4,812		$4,937

	26 Weeks Ended August 2, 2025		26 Weeks Ended August 3, 2024
	$	% to Net sales	$	% to Net sales
Credit card revenues, net	$306	3.3%	$242	2.5%
Macy's Media Network revenue, net	74	0.8%	71	0.7%
Other Revenue	$380	4.0%	$313	3.2%

Net Sales	$9,411		$9,783
(3)The income tax expense of $28 million and $58 million, or 24.3% and 31.9% of pretax income, for the 13 and 26 weeks ended August 2, 2025, respectively and income tax expense of $45 million and $80 million, or 23.1% and 27.4% of pretax income, for the 13 and 26 weeks ended August 3, 2024, respectively, reflect a different effective tax rate as compared to the Company’s federal income tax statutory rate of 21%. The income tax effective rates for the 13 weeks ended August 2, 2025 and August 3, 2024 were impacted primarily by the effect of state and local taxes. The income tax effective rates for the 26 weeks ended August 2, 2025 and August 3, 2024 were impacted by the effect of state and local taxes and the vesting and cancellation of certain stock-based compensation awards.
(4)Gross margin is defined as net sales less cost of sales.
(5)Short-term debt as of August 2, 2025 consists of senior debentures originally due in 2028 and 2029 in which an irrevocable redemption was initiated prior to August 2, 2025 and was subsequently paid after the end of the second quarter of 2025.
(6)Restricted cash of $3 million has been included with cash and cash equivalents as of August 2, 2025 and August 3, 2024.

MACY’S, INC.
Important Information Regarding Non-GAAP Financial Measures
The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that providing supplemental changes in comparable sales on an O+L+M basis, which includes adjusting for the impact of comparable sales of departments licensed to third parties and marketplace sales, assists in evaluating the company's ability to generate sales growth, whether through owned businesses, departments licensed to third parties or marketplace sales, and in evaluating the impact of changes in the manner in which certain departments are operated. Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure which the company believes provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items from EBITDA, net income and diluted earnings per share that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods.
The company does not provide reconciliations of the forward-looking non-GAAP measures of comparable O+L+M sales change, Adjusted EBITDA, Core Adjusted EBITDA and adjusted diluted earnings per share to the most directly comparable forward-looking GAAP measures, and is unable to address the probable significance to future results of any items excluded from these measures, because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate.
Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. Additionally, the amounts received by the company on account of sales of departments licensed to third parties and marketplace sales are limited to commissions received on such sales. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.
Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)
Changes in Comparable Sales

	13 Weeks Ended August 2, 2025
	Macy's, Inc.	Macy's
Increase in comparable sales on an owned basis (Note 7)	0.8%	0.4%
Impact of departments licensed to third parties and marketplace sales (Note 8)	1.1%	0.8%
Increase in comparable sales on an owned-plus-licensed-plus-marketplace basis	1.9%	1.2%

	13 Weeks Ended August 2, 2025
	Macy's, Inc. go-forward business	Macy's go-forward business	Bloomingdale's	Bluemercury
Increase in comparable sales on an owned basis (Note 7)	1.1%	0.7%	3.6%	1.2%
Impact of departments licensed to third parties and marketplace sales (Note 8)	1.1%	0.8%	2.1%	—%
Increase in comparable sales on an owned-plus-licensed-plus-marketplace basis	2.2%	1.5%	5.7%	1.2%

13 Weeks Ended August 2, 2025
Macy's Reimagine 125 locations
Increase in comparable sales on an owned basis (Note 7)	1.1%
Impact of departments licensed to third parties (Note 8)	0.3%
Increase in comparable sales on an owned-plus-licensed basis	1.4%

	26 Weeks Ended August 2, 2025
	Macy's, Inc.	Macy's
Decrease in comparable sales on an owned basis (Note 7)	(0.6%)	(1.3%)
Impact of departments licensed to third parties and marketplace sales (Note 8)	0.9%	0.8%
Increase (decrease) in comparable sales on an owned-plus-licensed-plus-marketplace basis	0.3%	(0.5%)

	26 Weeks Ended August 2, 2025
	Macy's, Inc. go-forward business	Macy's go-forward business	Bloomingdale's	Bluemercury
Increase (decrease) in comparable sales on an owned basis (Note 7)	(0.4%)	(1.0%)	3.3%	1.4%
Impact of departments licensed to third parties and marketplace sales (Note 8)	1.0%	0.8%	1.4%	—%
Increase (decrease) in comparable sales on an owned-plus-licensed-plus-marketplace basis	0.6%	(0.2%)	4.7%	1.4%

26 Weeks Ended August 2, 2025
Macy's Reimagine 125 locations
Decrease in comparable sales on an owned basis (Note 7)	(0.1%)
Impact of departments licensed to third parties (Note 8)	0.4%
Increase in comparable sales on an owned-plus-licensed basis	0.3%
Notes:
(7)Represents the period-to-period percentage change in net sales from stores in operation for one full fiscal year during the 13 and 26 weeks ended August 2, 2025 and August 3, 2024. Such calculation includes all digital sales and excludes commissions from departments licensed to third parties and marketplace. Stores impacted by a natural disaster or undergoing significant expansion or shrinkage remain in the comparable sales calculation unless the store, or material portion of the store, is closed for a significant period of time. Definitions and calculations of comparable sales may differ among companies in the retail industry.
(8)Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales, including marketplace sales, in the calculation of comparable sales. Macy’s and Bloomingdale’s license third parties to operate certain departments in its stores and online and receive commissions from these third parties based on a percentage of their net sales, while Bluemercury does not participate in licensed or Marketplace businesses. In its financial statements prepared in conformity with GAAP, the company includes these commissions (rather than sales of the departments licensed to third parties and Marketplace) in its net sales. The company does not, however, include any amounts in respect of licensed department or Marketplace sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e., on an owned basis). The amounts of commissions earned on sales of departments licensed to third parties and from the digital Marketplace are not material to its net sales for the periods presented.

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:
•EBITDA, adjusted EBITDA and core adjusted EBITDA are reconciled to GAAP net income.
•Adjusted net income is reconciled to GAAP net income.
•Adjusted diluted earnings per share is reconciled to GAAP diluted earnings per share.
EBITDA, Adjusted EBITDA and Core Adjusted EBITDA

	13 Weeks Ended August 2, 2025	13 Weeks Ended August 3, 2024
Net income	$87	$150
Interest expense, net	25	31
Loss on extinguishment of debt	13	—
Federal, state and local income tax expense	28	45
Depreciation and amortization	218	213
EBITDA	371	439
Impairment, restructuring and other costs (benefits)	22	(1)
Adjusted EBITDA	$393	$438
Gains on sale of real estate	(16)	(36)
Core Adjusted EBITDA	$377	$402

	26 Weeks Ended August 2, 2025	26 Weeks Ended August 3, 2024
Net income	$124	$212
Interest expense, net	51	62
Loss on extinguishment of debt	17	—
Federal, state and local income tax expense	58	80
Depreciation and amortization	437	429
EBITDA	687	783
Impairment, restructuring and other costs	30	19
Adjusted EBITDA	$717	$802
Gains on sale of real estate	(32)	(37)
Core Adjusted EBITDA	$685	$765

Adjusted Net Income and Adjusted Diluted Earnings Per Share

	13 Weeks Ended August 2, 2025		13 Weeks Ended August 3, 2024
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported	$87	$0.31	$150	$0.53
Impairment, restructuring and other costs (benefits)	22	0.08	(1)	—
Loss on extinguishment of debt	13	0.05	—	—
Income tax impact of certain items identified above	(9)	(0.03)	—	—
As adjusted to exclude certain items above	$113	$0.41	$149	$0.53

	26 Weeks Ended August 2, 2025		26 Weeks Ended August 3, 2024
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported	$124	$0.44	$212	$0.75
Impairment, restructuring and other costs	30	0.11	19	0.07
Loss on extinguishment of debt	17	0.06	—	—
Income tax impact of certain items identified above	(12)	(0.04)	(5)	(0.02)
As adjusted to exclude certain items above	$159	$0.57	$226	$0.80